Item 77.C Matters submitted to a vote of security holders

SUPPLEMENTAL PROXY INFORMATION
June 30, 2011 (unaudited)

Supplemental Proxy Information. A Special Meeting of Trust shareholders was held on June 20, 2011.
On April 29, 2011, the record date for shareholders voting at the meeting, there were 1,845,777,355 total outstanding shares.

The following item was considered by Fund shareholders and the results of their voting are listed below.  This matter was approved.

Proposal:

To elect three (3) Trustees to the Board of Trustees of the Trust;

Susan C. Livingston
Shares voted affirmatively . . . . . . . . . . . . . 1,365,444,238
Shares voted negatively . . . . . . . . . . . . . . .            19,904
Shares abstaining . . . . . . . . . . . . . . . . . . . .  480,313,213

Andrew S. Frazier
Shares voted affirmatively . . . . . . . . . . . . . 1,365,444,238
Shares voted negatively . . . . . . . . . . . . . . .            19,904
Shares abstaining . . . . . . . . . . . . . . . . . . . .  480,313,213

Mark M. Collins
Shares voted affirmatively . . . . . . . . . . . . . 1,365,444,238
Shares voted negatively . . . . . . . . . . . . . . .            19,904
Shares abstaining . . . . . . . . . . . . . . . . . . . .  480,313,213